UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT



Pursuant  to  Section 13 or 15(d) of the Securities  Exchange
     Act of 1934

Date  of  Report (Date of earliest event reported)   December
     21, 1995

       National Capital Management Corporation
(Exact name of registrant as specified in its charter)

     Delaware                   0-16819         94-3054267
(State     or     other    jurisdiction           (Commission
(I.R.S. Employer
  of  incorporation)            File Number)   Identification
No.)

50 California Street, San Francisco,   CA            94111
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (415)  989-
2661


(Former name or former address, if changed from last report.)
                          FORM 8-K

Item 5.     Other Events

On December 21, 1995, the Company's wholly owned subsidiary, Georgia Properties, Inc. ("GPI"), received a loan of $650,000 and a commitment for an additional $500,000 to be loaned on February 1, 1996 from William R. Dixon, an individual affiliated with NCM Management Ltd., a company which provides management services to the Company, in exchange for an option to purchase Appletree Townhouses which expires on April 30, 1996.

The loan to GPI bears interest at 12% per annum through March 31, 1996 and 8% thereafter until the earlier of the exercise of the option, whereby the loan balance will be applied against the purchase price, or until due on August 31, 1997. The loan is secured by a second deed of trust on Appletree Townhouses and all the outstanding shares of GPI.

If the option is exercised, the sales price will be $3,500,000, which will consist of the aforementioned loan of $1,150,000, assumption of the existing first deed loan by the buyer, which had a principal balance of approximately $1,059,000 at January 4, 1996, and a purchase money note from the buyer for the balance of approximately $1,291,000. Such purchase money note will bear interest from the date of sale at 8% per annum until it is due on December 31, 1996. In addition, the buyer is required to prepay $250,000 of this note on the later of May 1, 1996, or the date of sale.

Revenues of the Appletree Townhouses were approximately $828,363 and $1,088,257 for the nine months ended September 30, 1995 and the year ended December 31, 1994, respectively. During the same periods, expenses were $784,853 and $1,039,447, while property net income was $43,510 and $48,810.

Summarized below are the pro forma results of operations of the Company assuming that Appletree Townhouses had been sold as of January 1, 1994.

                            For the Nine       For the Year
                            Months Ended           Ended
                         September 30, 1995  December 31, 1994
Total revenues              $ 4,079,363        $ 8,911,940
Total costs and expenses      6,138,214         12,044,649
Gain on sale of
 real properties              1,023,424          2,141,858
Loss from discontinued
 operations                    (106,637)              --
Net loss                     (1,142,064)          (990,851)
Net loss per share                (0.69)             (0.60)

The pro forma financial information presented above is not necessarily indicative of either the consolidated results of operations that would have occurred had the disposition taken place at the beginning of the periods presented or of future results of operations of the consolidated companies.

The  components of net assets held for option as of September
30, 1995 are as follows:

Rental properties, less accumulated
 depreciation of $779,152                    $  3,292,012
Mortgage note payable                          (1,077,614)
Other, net                                        185,100
                                             $  2,399,498

The Company expects to report a gain of approximately $1.1 million on this disposition if it is consummated during 1996. The Company believes it will not incur any material Federal taxes, as the gain will be offset by current operating losses and net operating loss carryovers. However, the Company estimates it will be liable for approximately $100,000 in State taxes as there is insufficient net operating loss carryovers to completely offset the gain.

                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NATIONAL CAPITAL
                           MANAGEMENT CORPORATION



Date:  January 4, 1996          By:/s/Leslie A. Filler
                                   Leslie A. Filler
                                   Principal Financial Officer and
                                   Principal Accounting Officer